Exhibit 10.2

GREYSTONE HOUSING IMPACT INVESTORS LP

2015 EQUITY INCENTIVE PLAN

FORM OF RESTRICTED UNIT AWARD AGREEMENT

This Restricted Unit Award Agreement (this “Agreement”) is made and entered into by and between Greystone AF Manager LLC, a Delaware limited liability company (the “Company”), which is the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the “General Partner”), which is the general partner of Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”), and _____________ (the “Participant”). This Agreement is entered into as of the ____day __________, 20___ (the “Date of Grant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below), unless the context requires otherwise.

RECITALS

WHEREAS, the Greystone Housing Impact Investors LP 2015 Equity Incentive Plan (the “Plan”) was adopted on June 24, 2015, to attract, retain, and motivate Employees and Managers; and

WHEREAS, the Board of Managers of the Company (the “Board”) has authorized the grant to Employees and Managers of restricted units of the Partnership as part of their compensation for services performed for the Company, the Partnership, or any other entity which is an affiliate (within the meaning of such term under the Exchange Act and the rules promulgated thereunder) of the foregoing entities (collectively, the “Partnership Entities”).

NOW, THEREFORE, in consideration of the Participant’s agreement to provide or to continue providing services to the Partnership Entities, the Participant and the Company agree as follows:

Section 1. Grant.

The Company hereby grants to the Participant as of the Date of Grant an award of ___________ Units, subject to the terms and conditions set forth in the Plan, which is incorporated herein by reference, and in this Agreement, including, without limitation, those restrictions described in Section 2 below (the “Restricted Units”).

Section 2. Restricted Units.

The Restricted Units are restricted in that they may be forfeited to the Company and in that they may not, except as otherwise provided in Section 5 below, be transferred or otherwise disposed of by the Participant until such restrictions are removed or expire as described in Section 4 of this Agreement. The Company shall issue in the Participant’s name the Restricted Units and shall retain the Restricted Units until the restrictions on such Restricted Units expire or until the Restricted Units are forfeited as described in Section 4 of this Agreement. The Participant agrees that the Company will hold the Restricted Units pursuant to the terms of this

Agreement until such time as the Restricted Units are either delivered to the Participant or forfeited pursuant to this Agreement.

Section 3. Rights of Participant; Unit Distribution Rights.

Effective as of the Date of Grant, the Participant shall be treated for all purposes as a unitholder with respect to all of the Restricted Units granted to him pursuant to Section 1 above (except that the Participant shall not be treated as the owner of the Units for federal income tax purposes until the Restricted Units vest (unless the Participant makes an election under Section 83(b) of the Code, in which case the Participant shall be treated as the owner of the Units for all purposes on the Date of Grant)), and shall, except as provided herein, have all of the rights and obligations of a unitholder with respect to all such Restricted Units, including any right to vote with respect to such Restricted Units and to receive any UDRs thereon if, as, and when declared and paid by the Partnership. Notwithstanding the preceding provisions of this Section 3, the Restricted Units shall be subject to the restrictions described herein, including, without limitation, those described in Section 2 above.

Section 4. Forfeiture and Expiration of Restrictions.

(a)
Vesting Schedule. Subject to the terms and conditions of this Agreement, the restrictions described in Section 2 above shall lapse and the Restricted Units shall become vested and nonforfeitable (“Vested Units”), provided the Participant has continuously provided services to the Partnership Entities (including employment with the Partnership Entities or membership on the Board, as applicable), without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date Portion Vested

The number of Restricted Units that vest as of each date described above will be rounded down to the nearest whole Restricted Unit, with any remaining Restricted Units to vest with the final installment.

(b) Termination of Service or Change of Control.

(i) Termination for Any Reason. If, at any time prior to the final Vesting Date, the Participant’s employment with the Partnership Entities or membership on the Board, as applicable, is terminated for any reason other than the Participant’s death or Disability (as defined below), then all Restricted Units granted pursuant to this Agreement that have not yet vested as of the date of the Participant’s termination shall become null and void as of the date of such termination, shall be forfeited to the Company, and the Participant shall cease to have any rights with respect thereto; provided, however, that the portion, if any, of the Restricted Units for which forfeiture restrictions have lapsed as of the Participant’s date of termination shall survive.

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(ii) Termination Due to Death or Disability. If, at any time prior to the final Vesting Date, the Participant’s employment with the Partnership Entities or membership on the Board, as applicable, is terminated by reason of the Participant’s death or Disability (as defined below), then all Restricted Units granted pursuant to this Agreement that remain unvested as of the date of the Participant’s termination shall immediately become fully vested and nonforfeitable as of the date of such termination.

(iii) Change of Control. In the event of a Change of Control prior to the final Vesting Date, except as otherwise provided in the Plan, all restrictions described in Section 2 above shall lapse and all Restricted Units granted pursuant to this Agreement shall become immediately vested and nonforfeitable.

(iv) “Disability.” For purposes of this Agreement, “Disability” shall mean (A) the mental or physical disability of the Participant defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (B) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least 12 months and appears to be permanent. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

Section 5. Limitations on Transfer.

The Participant agrees that he or she shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of) any Restricted Units hereby acquired prior to the applicable Vesting Dates, including pursuant to a domestic relations order issued by a court of competent jurisdiction. Any attempted disposition of the Restricted Units in violation of the preceding sentence shall be null and void.

Section 6. Nontransferability of Agreement.

This Agreement and all rights under this Agreement shall not be transferable by the Participant other than by will or pursuant to applicable laws of descent and distribution. Any rights and privileges of the Participant in connection herewith shall not be transferred, assigned, pledged, or hypothecated by the Participant or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment, or similar process. In the event of any such occurrence, the Restricted Units shall automatically be forfeited.

Section 7. Adjustment of Restricted Units.

The number of Restricted Units granted to the Participant pursuant to this Agreement shall be adjusted to reflect Unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different Units or securities distributed or issued pursuant to the Plan to the same

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extent that such provisions are applicable to the Units with respect to which they were distributed or issued.

Section 8. Delivery of Vested Units.

Promptly following the expiration of the restrictions on the Restricted Units as contemplated in Section 4 of this Agreement, and subject to Section 9 below, the Company shall cause to be issued and delivered to the Participant or the Participant’s designee the number of Restricted Units as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, and shall pay to the Participant any previously unpaid UDRs distributed with respect to the Restricted Units. Neither the value of the Restricted Units nor the UDRs shall bear any interest owing to the passage of time.

Section 9. Securities Act.

The Company shall have the right, but not the obligation, to cause the Restricted Units to be registered under the appropriate rules and regulations of the SEC. The Company shall not be required to deliver any Units hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws or regulations. By accepting this grant, the Participant agrees that any Units that the Participant may acquire upon vesting of this Award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.

Section 10. Copy of the Plan.

By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid, and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

Section 11. Notices.

Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by U.S. mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day (on which banking institutions in the State of Nebraska are open) after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or the Participant may change at any time and from time to time by written notice to the other, the address which it or he or she previously specified for receiving notices. The Company and the Participant agree that any notices shall be given to the Company or to the Participant at the following addresses:

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Company:	Greystone AF Manager LLC
Attn: Chief Financial Officer
14301 FNB Parkway, Suite 211
Omaha, Nebraska 68154

Participant:	At the Participant’s current address as shown in the Company’s records.

Section 12. General Provisions.

(a) Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and with respect to this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

(b) Continuation of Service. This Agreement shall not be construed to confer upon the Participant any right to continue in the service of the Partnership Entities.

(c) Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware, without giving effect to any conflict of laws provisions.

(d) Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Participant, except that the Committee may unilaterally waive any conditions or rights under, amend any terms of, or alter this Agreement provided no such change (other than pursuant to Section 4(c) or 6(e)(7) of the Plan) materially reduces the rights or benefits of the Participant with respect to the Restricted Units without his or her consent.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under the Participant.

(f) Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

(g) No Liability for Good Faith Determinations. Neither the Partnership Entities, nor the members of the Committee or the Board, nor any officer of the Company or Partnership, shall be liable for any act, omission, or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.

(h) No Guarantee of Interests. The Board and the Partnership Entities do not guarantee the Units from loss or depreciation.

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(i) Withholding Taxes. To the extent that the grant or vesting of a Restricted Unit or distribution thereon results in the receipt of compensation by the Participant with respect to which any Partnership Entity has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by the Participant that are acceptable to such Partnership Entity, the Participant shall deliver to the Partnership Entity such amount of money as the Partnership Entity may require to meet its withholding obligations under applicable law. No issuance of an unrestricted Unit shall be made pursuant to this Agreement until the Participant has paid or made arrangements approved by the Partnership Entity to satisfy in full the applicable tax withholding requirements of the Partnership Entity with respect to such event.

(j) Insider Trading Policy. The terms of the Company’s Insider Trading Policy with respect to Units are incorporated herein by reference.

(k) Section 83(b) Election. The Participant agrees that, if he or she makes an election under Section 83(b) of the Code with regard to Restricted Units, the Participant will notify the Company in writing within two (2) days after making such election.

Section 13. Claw-Back Policy.

In accordance with Section 8(o) of the Plan, the Restricted Units (including any distributions paid on the Restricted Units and any proceeds, gain, or other economic benefit actually or constructively received by the Participant in connection with or related to the Restricted Units or the sale of any Vested Units) shall be subject to the provisions of any claw-back policy implemented by the Partnership or the Company prior to, on, or after the Effective Date of the Plan.

Section 14. Lock-Up Agreement.

The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act of 1933, as amended, (the “Securities Act”) in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended in the discretion of the Company for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor or other applicable rule.

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Section 15. Conformity to Securities Laws.

The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the SEC thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Phantom Units are granted, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

Section 16. Code Section 409A.

None of the Phantom Units or any amounts paid pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code. Nevertheless, to the extent that the Committee determines that the Phantom Units may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Phantom Units from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s cessation of Service, all references to the Participant’s cessation of Service shall be construed to mean a Separation from Service, and the Participant shall not be considered to have a cessation of Service unless such cessation constitutes a Separation from Service with respect to the Participant.

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The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of Restricted Units. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Program or this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Participant has set his or her hand as to the date and year first above written.

THE COMPANY:

GREYSTONE AF MANAGER LLC

BY: __________________________________________

Name:
Title:

PARTICIPANT:

________________________________________________
[Name]

Restricted Unit Award Agreement

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